Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2017 Fourth Quarter Earnings

Contact: Joseph F. Casey, EVP, COO, CFO

Brockton, Massachusetts (January 26, 2018): HarborOne Bancorp, Inc. (the “Company”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $1.6 million, or $0.05 per basic and diluted share, for the fourth quarter of 2017, compared to $2.8 million, or $0.09 per basic and diluted share, for the prior quarter and net income of $2.9 million, or $0.09 per basic and diluted share, for the same quarter last year. The decrease in net income in the fourth quarter of 2017 primarily reflects a decrease in mortgage banking income of $1.5 million due to a decrease in mortgage origination volumes. One-time items impacting fourth quarter net income include a $1.2 million reversal of a contingent consideration accrual for Merrimack Mortgage Company, LLC that was settled in the fourth quarter and is included in other income,  an  accrual of $925,000 to freeze the director’s post retirement benefit plan included in other expenses and a charge of $243,000 related to the revaluation of the Company’s net deferred tax assets as a result of the enactment of the Tax Cuts and Jobs Act of 2017 included in the income tax provision.

The Company reported net income for the full year of $10.4 million, or $0.33 per basic and diluted share, as compared to net income of $5.9 million for the prior year. The Company’s year-to-date results for 2016 included a one-time contribution of $4.8 million to The HarborOne Foundation; excluding this non-recurring expense, net income for 2016 would have been $8.8 million.

James W. Blake, President and CEO stated, “During the quarter we generated steady growth in our commercial loan portfolio and plan to maintain our growth strategy in 2018 with a new branch and the continued expansion of our lending portfolio.  We look forward to the coming year as we strive to continue building a banking franchise dedicated to providing superior customer service, robust product offerings and committed support to our communities.”

Net Interest Income

The Company’s net interest and dividend income was $19.4 million for the quarter ended December 31, 2017,  up $163,000, or 0.8%, from $19.3 million for the quarter ended September 30, 2017 and up $2.9 million,  or 17.4%, from  $16.6 million for the quarter ended December 31, 2016. The tax-equivalent interest rate spread and net interest margin were 2.90% and 3.07%, respectively, for the quarter ended December 31, 2017 compared to 2.91% and 3.07%, respectively, for the quarter ended September 30, 2017 and 2.77% and 2.92%, respectively, for the quarter ended December 31, 2016.

The increase in net interest income from the previous quarter reflects a $395,000, or 1.7%, increase in total interest and dividend income and an increase of $232,000, or 5.6% in total interest expense. The increase in interest and dividend income is primarily due commercial loan growth that provided an increase in average outstanding loans of $64.8 million that was partially offset by decreases in the average balances of residential real estate and consumer loans. The yield on loans was 3.94%  for the quarter ended December 31, 2017 and 3.95% for the quarter ended September 30, 2017. The third quarter yield reflects the impact of a $680,000 commercial loan prepayment penalty. The increase in interest expense is due to an increase in average interest-bearing deposits of $14.8 million with a  7 basis point increase in the cost of those funds offset by a  decrease in average FHLB advances of $7.8 million and a 10 basis point decrease in total cost of borrowed funds.

The increase in net interest income over the prior year quarter is primarily due to growth in the Company’s average loan balances to $2.23 billion from $2.06 billion and an increase in the yield on loans to 3.94% from 3.65%, again primarily driven by commercial loan growth as well as higher rates on variable rate loans.  Total interest and dividend income increased  $2.7 million, or 13.3%, and total interest expense increased $883,000, or 25.3% over the prior year quarter as a result of rising interest rates.

Noninterest Income

Noninterest income decreased to $14.2 million for the quarter ended December 31, 2017,  down  $473,000, or 3.2%, from the quarter ended September 30, 2017.  The decrease is primarily due to a decrease in mortgage banking income of $1.5 million as mortgage originations decreased 12.4% from the prior quarter. Changes in the mortgage servicing rights fair value adjustments amounted to  a $74,000 decrease in the fourth quarter of 2017 compared to a $488,000 decrease in the third quarter of 2017. An increase of $1.0 million in other income partially offset the mortgage banking income decrease. Other income includes a $1.2 million reversal of contingent consideration for the Merrimack Mortgage Company, LLC earn out agreement that was settled in full in the fourth quarter of 2017.

Noninterest income decreased  $5.1 million, or 26.6%, as compared to the quarter ended December 31, 2016, primarily driven by a decrease of $6.3 million, or 41.1%, in mortgage banking income. Compared to the same quarter prior year, mortgage originations by Merrimack Mortgage Company, LLC decreased 28.7% in 2017 primarily as a result of higher residential mortgage interest rates and reduced refinance volume in 2017.

Noninterest Expense

Noninterest expenses were $29.7 million for the quarter ended December 31, 2017, an increase of $1.3 million, or 4.4%, from the quarter ended September 30, 2017.  The increase was primarily due to an increase in other expenses of $1.2 million, or 56.2%. The increase primarily reflects an expense accrual of $925,000 to freeze the director postretirement benefit plan.

Noninterest expenses increased  $330,000,  or 1.1%, from the quarter ended December 31, 2016. Increases in occupancy and equipment of $529,000, marketing of $101,000, professional fees of $275,000, deposit insurance of $204,000 and other expenses of $1.0 million were partially offset by decreases in compensation and benefit expense of $866,000 and loan expense of $958,000. Decreased mortgage originations in the fourth quarter of 2017 primarily contributed to the expense decreases in that quarter as compared to the fourth quarter of 2016. The increase in occupancy and equipment expense is primarily due to an increase in service maintenance contract costs and the increase in other expenses is due to the aforementioned accrual to freeze the director postretirement benefits.

Income Tax Provision

The effective tax rate was 49.2% for the quarter ended December 31, 2017, 37.5% for the quarter ended September 30, 2017 and 41.5% for the quarter ended December 31, 2016. The enactment of the Tax Cuts and Jobs Act of 2017 resulted in significant changes to the U.S. tax code, including a reduction in the top corporate income tax rate from 35% to 21% effective January 1, 2018. As a result of the reduction in tax rate, the Company revalued its net deferred tax asset and recorded a one-time additional $243,000 tax provision in the fourth quarter of 2017.  In addition, as a result of the recently enacted reduction in the corporate income tax rate the Company expects an effective tax rate for 2018 of approximately 26%.

Asset Quality

The Company recorded a provision for loan losses of $760,000 for the quarter ended December 31, 2017, $921,000 for the quarter ended September 30, 2017 and $1.5 million for the quarter ended December 31, 2016.  The provisions for the fourth quarter of 2017 and 2016 were primarily due to commercial loan growth. The third quarter 2017 provision was a result of commercial loan growth and an additional specific reserve of $375,000 on a substandard commercial loan. In the first quarter of 2017, the Company adjusted general reserve allocations for commercial real estate and commercial loans based on updated peer data.  The updated peer data resulted in lower general reserve rates on these loan types; however, this decrease was partially offset by commercial loan growth.  Changes in the provision for loan losses are based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions. The allowance for loan losses was $18.5 million, or 0.84%, of total loans at December 31, 2017, compared to $17.9 million, or 0.84%, of total loans, at September 30, 2017 and $17.0 million, or 0.85%, of total loans at December 31, 2016. Net charge-offs totaled $204,000 for the quarter ended December 31, 2017, or 0.04%, of average loans outstanding on an annualized basis, compared to $169,000, or 0.03%, for the quarter ended September 30, 2017 and $320,000, or 0.06%, for the quarter ended December 31, 2016.

Nonperforming assets were $18.6 million at December 31, 2017 compared to $20.6 million at September 30, 2017 and $22.9 million at December 31, 2016. Nonperforming assets as a percentage of total assets were 0.69% at December 31, 2017,  0.78% at September 30, 2017 and 0.94% at December 31, 2016. The steady decline reflects the Company’s continued efforts to minimize nonperforming assets through diligent collection efforts, prudent workout arrangements and strong underwriting.

Balance Sheet

Total assets increased $25.5 million, or 1.0%, to $2.68 billion at December 31, 2017 from $2.66 billion at September 30, 2017. Net loans increased $71.9 million, or 3.4%, to $2.18 billion at December 31, 2017 from $2.10 billion at September 30, 2017.  The net increase in loans for the three months ended December 31, 2017 was primarily due to increases of $32.4 million in commercial real estate loans and $52.0 million in construction loans partially offset by a  decrease of $2.5 million in residential real estate loans, $2.1 million in commercial and industrial loans, and $5.9 million in consumer loans.  Loans held for sale decreased $36.7 million, or 38.2%, to $59.5 million at December 31, 2017 from $96.2 million at September 30,  2017 due to the seasonal decrease in residential mortgage originations.

Total deposits increased $10.2 million, or 0.5%, to $2.01 billion at December 31, 2017 from $2.00 billion at September 30, 2017.  Compared to the prior quarter, non-certificate accounts increased $5.7 million,  brokered deposits increased $363,000 and term certificate accounts increased $4.2 million.  The increase in non-certificate accounts was primarily due to an increase in money market accounts. Borrowings were  $290.4 million at December 31, 2017 and $276.4 million at September 30, 2017.

Total stockholders’ equity was $343.5 million at December 31, 2017 compared to $340.6 million at September 30, 2017 and $329.4 million at December 31, 2016.   The tangible common equity to tangible assets ratio was 12.35% at December 31, 2017, 12.36% at September 30, 2017 and 12.97% at December 31, 2016.  At December 31, 2017, the Company and the Bank exceed all regulatory capital requirements.

Annual Meeting

HarborOne Bancorp, Inc. has scheduled its annual meeting of shareholders for Thursday, May 10, 2018 at 5:00 p.m. local time, at Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210. The date for determining the Company’s shareholders of record for the annual meeting is March 12, 2018.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Southeastern Massachusetts through a network of 14 full-service branches, two limited service branches, a commercial loan office in Providence, Rhode Island, a residential lending office in Westford, Massachusetts, and 13 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. Merrimack Mortgage Company, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 33 offices in Massachusetts, New Hampshire and Maine, and also does business in seven additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016

Assets

Cash and due from banks	$16,348	$15,393	$17,492	$18,621	$16,464
Short-term investments	64,443	79,412	84,105	83,778	33,751
Total cash and cash equivalents	80,791	94,805	101,597	102,399	50,215

Securities available for sale, at fair value	170,853	166,122	160,795	165,348	136,469
Securities held to maturity, at amortized cost	46,869	47,752	45,660	46,531	47,877
Federal Home Loan Bank stock, at cost	15,532	16,356	16,356	17,863	15,749
Loans held for sale, at fair value	59,460	96,201	91,849	51,932	86,443
Loans:
Residential real estate	766,917	769,418	771,121	765,368	770,935
Commercial real estate	655,419	623,054	592,325	557,174	495,801
Construction	128,643	76,668	66,908	69,134	58,443
Total mortgage loans on real estate	1,550,979	1,469,140	1,430,354	1,391,676	1,325,179
Commercial	109,523	111,627	114,234	111,849	100,501
Consumer	527,820	533,707	543,394	551,603	563,104
Loans	2,188,322	2,114,474	2,087,982	2,055,128	1,988,784
Less: Allowance for loan losses	(18,489)	(17,933)	(17,181)	(16,884)	(16,968)
Net deferred loan costs	6,645	8,035	8,682	9,041	9,931
Net loans	2,176,478	2,104,576	2,079,483	2,047,285	1,981,747
Mortgage servicing rights, at fair value	21,092	20,376	20,313	20,839	20,333
Goodwill and other intangible assets	13,497	13,519	13,541	13,563	13,585
Other assets	100,348	99,752	102,476	100,384	95,892
Total assets	$2,684,920	$2,659,459	$2,632,070	$2,566,144	$2,448,310

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$395,153	$395,728	$395,150	$392,012	$365,869
Regular savings and club accounts	356,300	404,465	398,883	338,338	316,947
Money market deposit accounts	721,021	666,613	641,776	646,123	595,211
Brokered deposits	73,490	73,127	92,803	77,774	54,045
Term certificate accounts	467,774	463,612	465,179	470,490	472,681
Total deposits	2,013,738	2,003,545	1,993,791	1,924,737	1,804,753
Short-term borrowed funds	44,000	10,000	30,000	75,000	80,000
Long-term borrowed funds	246,365	266,366	235,117	200,118	195,119
Other liabilities and accrued expenses	37,333	38,947	36,527	33,554	39,054
Total liabilities	2,341,436	2,318,858	2,295,435	2,233,409	2,118,926

Common stock	327	327	321	321	321
Additional paid-in capital	147,060	145,525	144,705	144,555	144,420
Unearned compensation - ESOP	(10,685)	(10,833)	(10,982)	(11,130)	(11,278)
Retained earnings	207,590	205,997	203,159	199,946	197,211
Treasury stock	(280)	—	—	—	—
Accumulated other comprehensive loss	(528)	(415)	(568)	(957)	(1,290)
Total stockholders' equity	343,484	340,601	336,635	332,735	329,384

Total liabilities and stockholders' equity	$2,684,920	$2,659,459	$2,632,070	$2,566,144	$2,448,310

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share amounts)	2017	2017	2017	2017	2016

Interest and dividend income:
Interest and fees on loans	$21,349	$20,990	$19,640	$19,135	$18,092
Interest on loans held for sale	777	796	620	546	788
Interest on securities	1,389	1,334	1,332	1,216	1,002
Other interest and dividend income	294	294	320	252	167
Total interest and dividend income	23,809	23,414	21,912	21,149	20,049

Interest expense:
Interest on deposits	3,151	2,812	2,567	2,432	2,283
Interest on borrowed funds	1,226	1,333	1,130	1,285	1,211
Total interest expense	4,377	4,145	3,697	3,717	3,494

Net interest and dividend income	19,432	19,269	18,215	17,432	16,555

Provision for loan losses	760	921	470	265	1,456

Net interest income, after provision for loan losses	18,672	18,348	17,745	17,167	15,099

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(74)	(488)	(1,052)	(442)	2,970
Other	9,134	11,071	11,200	7,846	12,404
Total mortgage banking income	9,060	10,583	10,148	7,404	15,374

Deposit account fees	3,223	3,172	3,071	2,845	2,979
Income on retirement plan annuities	118	114	113	110	111
Gain on sale of consumer loans	—	—	—	78	—
Bank-owned life insurance income	246	260	261	257	263
Other income	1,507	498	706	760	557
Total noninterest income	14,154	14,627	14,299	11,454	19,284

Noninterest expenses:
Compensation and benefits	17,655	17,325	16,319	14,924	18,521
Occupancy and equipment	3,045	2,951	2,724	2,986	2,516
Data processing	1,560	1,547	1,528	1,522	1,557
Loan expense	1,752	1,884	1,882	1,363	2,710
Marketing	936	1,136	1,041	482	835
Professional fees	1,097	1,126	1,080	930	822
Deposit insurance	412	397	446	462	208
Other expenses	3,236	2,072	1,858	1,736	2,194
Total noninterest expenses	29,693	28,438	26,878	24,405	29,363

Income before income taxes	3,133	4,537	5,166	4,216	5,020

Income tax provision	1,540	1,699	1,953	1,481	2,084

Net income	$1,593	$2,838	$3,213	$2,735	$2,936

Earnings per common share:
Basic	$0.05	$0.09	$0.10	$0.09	$0.09
Diluted	$0.05	$0.09	$0.10	$0.09	$0.09
Weighted average shares outstanding:
Basic	31,582,069	31,303,281	31,013,002	30,998,163	30,973,588
Diluted	31,582,069	31,303,281	31,013,002	30,998,163	30,973,588

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2017	2016	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$81,114	$67,172	$13,942	20.8%
Interest on loans held for sale	2,739	2,695	44	1.6
Interest on securities	5,271	4,112	1,159	28.2
Other interest and dividend income	1,160	777	383	49.3
Total interest and dividend income	90,284	74,756	15,528	20.8

Interest expense:
Interest on deposits	10,962	8,710	2,252	25.9
Interest on borrowed funds	4,974	5,051	(77)	(1.5)
Total interest expense	15,936	13,761	2,175	15.8

Net interest and dividend income	74,348	60,995	13,353	21.9

Provision for loan losses	2,416	4,172	(1,756)	(42.1)

Net interest income, after provision for loan losses	71,932	56,823	15,109	26.6

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(2,056)	(1,130)	(926)	(81.9)
Other	39,251	52,129	(12,878)	(24.7)
Total mortgage banking income	37,195	50,999	(13,804)	(27.1)

Deposit account fees	12,311	11,664	647	5.5
Income on retirement plan annuities	455	436	19	4.4
Gain on sale of consumer loans	78	79	(1)	(1.3)
Gain on sale and call of securities, net	—	283	(283)	(100.0)
Bank-owned life insurance income	1,024	1,088	(64)	(5.9)
Other income	3,471	2,554	917	35.9
Total noninterest income	54,534	67,103	(12,569)	(18.7)

Noninterest expenses:
Compensation and benefits	66,223	69,073	(2,850)	(4.1)
Occupancy and equipment	11,706	10,221	1,485	14.5
Data processing	6,157	5,867	290	4.9
Loan expense	6,881	9,746	(2,865)	(29.4)
Marketing	3,595	2,599	996	38.3
Professional fees	4,233	2,710	1,523	56.2
Deposit insurance	1,717	1,466	251	17.1
Prepayment penalties on Federal Home Loan Bank	—	400	(400)	(100.0)
Charitable foundation contributions	—	4,820	(4,820)	(100.0)
Other expenses	8,902	7,796	1,106	14.2
Total noninterest expenses	109,414	114,698	(5,284)	(4.6)

Income before income taxes	17,052	9,228	7,824	84.8

Income tax provision	6,673	3,297	3,376	102.4

Net income	$10,379	$5,931	$4,448	75.0%

Earnings per common share:
Basic	$0.33	N/A	N/A
Diluted	$0.33	N/A	N/A
Weighted average shares outstanding:
Basic	31,228,317	N/A	N/A
Diluted	31,228,317	N/A	N/A

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,230,303	$22,126	3.94%	$2,190,303	$21,786	3.95%	$2,055,444	$18,880	3.65%
Investment securities (2)	214,127	1,465	2.71	206,761	1,409	2.70	168,485	1,079	2.55
Other interest-earning assets	73,014	294	1.60	102,589	294	1.14	38,912	167	1.71
Total interest-earning assets	2,517,444	23,885	3.76	2,499,653	23,489	3.73	2,262,841	20,126	3.54
Noninterest-earning assets	127,374			128,966			126,899
Total assets	$2,644,818			$2,628,619			$2,389,740
Interest-bearing liabilities:
Savings accounts	$353,350	159	0.18	$398,340	183	0.18	$319,166	142	0.18
NOW accounts	126,661	20	0.06	125,636	20	0.06	124,134	19	0.06
Money market accounts	716,862	1,287	0.71	651,003	982	0.60	602,263	692	0.46
Certificates of deposit	464,139	1,444	1.23	463,077	1,382	1.18	458,491	1,339	1.16
Brokered deposit	74,783	241	1.28	82,976	245	1.17	39,689	91	0.92
Total interest-bearing deposits	1,735,795	3,151	0.72	1,721,032	2,812	0.65	1,543,743	2,283	0.59
FHLB advances	280,092	1,226	1.74	287,858	1,333	1.84	257,568	1,211	1.87
Total interest-bearing liabilities	2,015,887	4,377	0.86	2,008,890	4,145	0.82	1,801,311	3,494	0.77
Noninterest-bearing liabilities:
Noninterest-bearing deposits	256,522			251,579			227,918
Other noninterest-bearing liabilities	31,459			30,815			31,055
Total liabilities	2,303,868			2,291,284			2,060,284
Total equity	340,950			337,335			329,456
Total liabilities and equity	$2,644,818			$2,628,619			$2,389,740
Tax equivalent net interest income		19,508			19,344			16,632
Tax equivalent interest rate spread (3)			2.90%			2.91%			2.77%
Less: tax equivalent adjustment		76			75			77
Net interest income as reported		$19,432			$19,269			$16,555
Net interest-earning assets (4)	$501,557			$490,763			$461,530
Net interest margin (5)			3.06%			3.06%			2.91%
Tax equivalent effect			0.01			0.01			0.01
Net interest margin on a fully tax equivalent basis			3.07%			3.07%			2.92%
Average interest-earning assets to average interest-bearing liabilities	124.88%			124.43%			125.62%

Supplemental information:
Total deposits, including demand deposits	$1,992,317	$3,151		$1,972,611	$2,812		$1,771,661	$2,283
Cost of total deposits			0.63%			0.57%			0.51%
Total funding liabilities, including demand deposits	$2,272,409	$4,377		$2,260,469	$4,145		$2,029,229	$3,494
Cost of total funding liabilities			0.76%			0.73%			0.69%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.57%, 2.56%, and 2.37%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Year to Date
	December 31, 2017			December 31, 2016
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,165,806	$83,853	3.87%	$1,931,271	$69,867	3.62%
Investment securities (2)	207,071	5,574	2.69	173,131	4,423	2.55
Other interest-earning assets	81,082	1,160	1.43	46,448	777	1.66
Total interest-earning assets	2,453,959	90,587	3.69	2,150,850	75,067	3.49
Noninterest-earning assets	127,548			127,721
Total assets	$2,581,507			$2,278,571
Interest-bearing liabilities:
Savings accounts	$357,777	644	0.18	$314,304	548	0.17
NOW accounts	126,093	79	0.06	120,661	76	0.06
Money market accounts	662,482	3,843	0.58	622,032	2,804	0.45
Certificates of deposit	466,535	5,545	1.19	449,607	5,188	1.15
Brokered deposit	75,050	851	1.13	10,114	94	0.93
Total interest-bearing deposits	1,687,937	10,962	0.65	1,516,718	8,710	0.57
FHLB advances	278,663	4,974	1.78	248,678	5,051	2.03
Total interest-bearing liabilities	1,966,600	15,936	0.81	1,765,396	13,761	0.78
Noninterest-bearing liabilities:
Noninterest-bearing deposits	249,035			221,212
Other noninterest-bearing liabilities	30,179			29,855
Total liabilities	2,245,814			2,016,463
Total equity	335,693			262,108
Total liabilities and equity	$2,581,507			$2,278,571
Tax equivalent net interest income		74,651			61,306
Tax equivalent interest rate spread (3)			2.88%			2.71%
Less: tax equivalent adjustment		303			311
Net interest income as reported		$74,348			$60,995
Net interest-earning assets (4)	$487,359			$385,454
Net interest margin (5)			3.03%			2.84%
Tax equivalent effect			0.01			0.01
Net interest margin on a fully tax equivalent basis			3.04%			2.85%
Average interest-earning assets to average interest-bearing liabilities	124.78%			121.83%

Supplemental information:
Total deposits, including demand deposits	$1,936,972	$10,962		$1,737,930	$8,710
Cost of total deposits			0.57%			0.50%
Total funding liabilities, including demand deposits	$2,215,635	$15,936		$1,986,608	$13,761
Cost of total funding liabilities			0.72%			0.69%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments was 2.55% and 2.38% for the years ended December 31, 2017 and 2016, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(In thousands)
Interest-earning assets:
Loans (1)	$2,230,303	$2,190,303	$2,129,280	$2,111,768	$2,055,444
Investment securities (2)	214,127	206,761	209,691	197,525	168,485
Other interest-earning assets	73,014	102,589	81,370	67,428	38,912
Total interest-earning assets	2,517,444	2,499,653	2,420,341	2,376,721	2,262,841
Noninterest-earning assets	127,374	128,966	129,281	124,148	126,899
Total assets	$2,644,818	$2,628,619	$2,549,622	$2,500,869	$2,389,740
Interest-bearing liabilities:
Savings accounts	$353,350	$402,470	$351,948	$326,731	$319,166
NOW accounts	126,661	125,636	128,794	123,340	124,134
Money market accounts	716,862	646,873	654,127	627,073	602,263
Certificates of deposit	464,139	463,077	469,249	469,774	458,491
Brokered deposit	74,783	82,976	76,555	65,698	39,689
Total interest-bearing deposits	1,735,795	1,721,032	1,680,673	1,612,616	1,543,743
FHLB advances	280,092	287,858	254,832	291,896	257,568
Total interest-bearing liabilities	2,015,887	2,008,890	1,935,505	1,904,512	1,801,311
Noninterest-bearing liabilities:
Noninterest-bearing deposits	256,522	251,579	250,654	237,056	227,918
Other noninterest-bearing liabilities	31,459	30,815	29,432	28,981	31,055
Total liabilities	2,303,868	2,291,284	2,215,591	2,170,549	2,060,284
Total equity	340,950	337,335	334,031	330,320	329,456
Total liabilities and equity	$2,644,818	$2,628,619	$2,549,622	$2,500,869	$2,389,740

	Annualized Yield Trend - Quarters Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Interest-earning assets:
Loans (1)	3.94%	3.95%	3.82%	3.78%	3.65%
Investment securities (2)	2.71%	2.70%	2.69%	2.65%	2.55%
Other interest-earning assets	1.60%	1.14%	1.58%	1.52%	1.71%
Total interest-earning assets	3.76%	3.73%	3.64%	3.62%	3.54%

Interest-bearing liabilities:
Savings accounts	0.18%	0.19%	0.17%	0.19%	0.18%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.71%	0.59%	0.50%	0.49%	0.46%
Certificates of deposit	1.23%	1.18%	1.17%	1.17%	1.16%
Brokered deposit	1.28%	1.17%	1.08%	0.98%	0.92%
Total interest-bearing deposits	0.72%	0.65%	0.61%	0.61%	0.59%
FHLB advances	1.74%	1.84%	1.78%	1.79%	1.87%
Total interest-bearing liabilities	0.86%	0.82%	0.77%	0.79%	0.77%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Performance Ratios (annualized):	2017	2017	2017	2017	2016

Return on average assets (ROAA)	0.24%	0.43%	0.50%	0.44%	0.49%

Return on average equity (ROAE)	1.87%	3.37%	3.85%	3.31%	3.56%

Efficiency ratio (1)	88.34%	83.83%	82.60%	84.41%	81.87%

(1) This non-GAAP measure represents noninterest expense divided by the sum of net interest income and noninterest income

	At or for the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset Quality	2017	2017	2017	2017	2016
(Dollars in thousands)

Total nonperforming assets	$18,617	$20,627	$22,522	$23,471	$22,946

Nonperforming assets to total assets	0.69%	0.78%	0.86%	0.91%	0.94%

Allowance for loan losses to total loans	0.84%	0.84%	0.82%	0.82%	0.85%

Net charge offs	$204	$169	$173	$349	$320

Annualized net charge offs/average loans	0.04%	0.03%	0.03%	0.07%	0.06%

Allowance for loan losses to nonperforming loans	103.55%	91.47%	80.04%	78.17%	80.12%

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital and Share Related	2017	2017	2017	2017	2016

Common stock outstanding	32,647,395	32,662,295	32,120,880	32,120,880	32,120,880

Book value per share	$10.52	$10.43	$10.48	$10.36	$10.25

Tangible book value per share (1)	$10.11	$10.01	$10.06	$9.94	$9.83

Tangible common equity / tangible assets (2)	12.35%	12.36%	12.34%	12.50%	12.97%

(1) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets divided by common stock outstanding.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets to total assets less goodwill and other intangible assets.